UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

North Haven Net REIT

(Exact name of registrant as specified in its charter)

Maryland	000-56611	92-2570735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, 33rd Floor

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 761-2340

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Advisory Agreement

On April 1, 2024, North Haven Net REIT, a Maryland statutory trust (the “Company”), entered into an advisory agreement (the “Advisory Agreement”), with NH Net REIT Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and MSREF Real Estate Advisor, Inc. (the “Adviser”), pursuant to which the Adviser has the authority to source, evaluate and monitor the Company’s investment opportunities and make decisions related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of trustees (the “Board”).

A description of the Advisory Agreement was included under “Item 1. Business—Advisory Agreement” of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10 (“PEA No. 1”), filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2024. Such description is incorporated by reference herein.

The foregoing description of the Advisory Agreement is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Operating Partnership Agreement

On April 1, 2024, the Operating Partnership entered into that Amended and Restated Limited Partnership Agreement, by and among the Company, as the general partner, Net REIT Special Limited Partner LP, a Delaware limited partnership (the “Special Limited Partner”), and the other limited partners party thereto from time to time (the “Operating Partnership Agreement”).

A description of the Operating Partnership Agreement was included under “Item 1. Business—Advisory Agreement—Performance Allocation” and “Item 1. Business—Operating Partnership Agreement” of PEA No. 1. Such description is incorporated by reference herein.

The foregoing description of the Operating Partnership Agreement is qualified in its entirety by reference to the full text of the Operating Partnership Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Sponsor Subscription Agreements

On April 1, 2024, the Company and the Operating Partnership entered into (i) a subscription agreement (the “MSREI Subscription Agreement”), with MSREI Holding, Inc. (“MSREI Holding” and, together with any entity that is controlled by, controls or is under common control with such entity and any of their respective predecessor entities, collectively, “Morgan Stanley”), and (ii) a subscription agreement (the “SLP Subscription Agreement” and, together with the MSREI Subscription Agreement, the “MS Subscription Agreements”), with the Special Limited Partner, collectively, pursuant to which Morgan Stanley has agreed to purchase a total of $25 million of the Company’s Class E shares and/or Class E units of the Operating Partnership (the “Morgan Stanley Equity Investment”), at a price per share/unit equal to the most recently determined NAV of the Class E shares or Class E units, as applicable.

Morgan Stanley has agreed to hold the Class E shares/units issued in respect of the Morgan Stanley Equity Investment until the earlier of (i) the first date that the Company’s NAV reaches $1.5 billion and (ii) April 1, 2027. Following such date, each quarter Morgan Stanley or its affiliate may request, with respect to the Class E shares/units issued in respect of the Morgan Stanley Equity Investment, that the Company or the Operating Partnership, as applicable, repurchase (each, a “MS Repurchase”), a number of Class E shares/units in an amount equal to the amount available under the 5% quarterly cap of the Share Repurchase Plan (as defined below), but only after the Company first satisfies repurchase requests from all other common shareholders who have properly submitted a repurchase request for such quarter in accordance with the Share Repurchase Plan. Notwithstanding the foregoing, for so long as Morgan Stanley or its affiliate acts as investment adviser to the Company and the Operating Partnership, the Company or the Operating Partnership, as applicable, will not effect any MS Repurchase during any quarter in which the full amount of all common shares requested to be repurchased by shareholders other than Morgan Stanley and its affiliates under the Share Repurchase Plan is not repurchased or when the Share Repurchase Plan has been suspended.

In addition, subject to certain exceptions, at any time after April 1, 2025 where the Company’s common shares and Operating Partnership units owned by Morgan Stanley, together with any such shares and units owned by its affiliates, were to represent 25% or more of the Company’s total equity, including all of its outstanding common shares and Operating Partnership units (other than those held by the Company) (such percentage referred to herein as the “Morgan Stanley Interest”), the Company will, or will cause the Operating Partnership to, automatically and without further action by Morgan Stanley or its affiliate, repurchase or redeem, as applicable, an amount of its common shares or Operating Partnership units from Morgan Stanley and/or its affiliates as may be necessary to cause the Morgan Stanley Interest to remain equal to or less than 24.99%.

The description of each of the Morgan Stanley Subscription Agreements is a summary and is qualified in its entirety by the full terms of the Morgan Stanley Subscription Agreements, which are filed as Exhibits 10.3 and 10.4 to this Current Report and incorporated herein by reference.

Dealer Manager Agreement

On April 1, 2024, the Company entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Morgan Stanley Distribution, Inc., an indirect, wholly-owned subsidiary of Morgan Stanley (the “Dealer Manager”), pursuant to which the Dealer Manager will serve as the dealer manager for the Company’s continuous private offering.

The foregoing description of the Dealer Manager Agreement is qualified in its entirety by reference to the full text of the Dealer Manager Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the initial closing of the Company’s continuous private offering, on April 1, 2024, the Company terminated the warehouse funding facility with MSREI Holding, a wholly-owned subsidiary of Morgan Stanley.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Company’s continuous private offering, on April 1, 2024, the Company sold an aggregate of 11,167,690 common shares (the “Shares”) for aggregate consideration of approximately $224.3 million at a price per Share equal to $20.00, plus applicable upfront selling commissions and dealer manager fees. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and Rule 506 of Regulation D thereunder.

The following table details the Shares sold:

Title of Securities	Number of Shares Sold	Aggregate Consideration
Class F-S Common Shares	6,077,190	$122,496,779	(1)
Class F-I Common Shares	3,702,750	$74,055,000
Class E Common Shares	1,387,750	$27,755,000

(1)         Includes upfront selling commissions and dealer manager fees of $952,971.

In addition, as disclosed under Item 1.01 above, the Company entered into the Morgan Stanley Subscription Agreements on April 1, 2024. Immediately thereafter, and pursuant to the terms of the Morgan Stanley Subscription Agreements, MSREI Holding purchased 1,225,000 Class E shares of the Company and the Special Limited Partner purchased 25,000 Class E units of the Operating Partnership, in each case, at a price per share/unit equal to $20.00, in full satisfaction of the Morgan Stanley Equity Investment. The offer and sale of the shares and units to Morgan Stanley was exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2).

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Trustees

On March 29, 2024, Douglas Armer, as the sole trustee of the Company, increased the size of the Board to five members and elected each of Craig R. Callen, Kathleen Barthmaier, Lawrence M. Schloss and Lauren Hochfelder to the Board to fill the vacancies created by such increase, effective March 29, 2024, after which Mr. Armer resigned as trustee of the Company and the Board reduced the size of the Board to four members. The Board has determined that each of Messrs. Callen and Schloss and Ms. Barthmaier is independent in accordance with the Declaration of Trust (as defined below) and the Company’s Corporate Governance Guidelines. The selection of Messrs. Callen and Schloss and Ms. Barthmaier to serve as a trustee was not pursuant to any arrangement or understanding with any other person. Ms. Hochfelder is affiliated with the Adviser and was requested by the Adviser to serve on the Board. Each trustee will serve until his or her resignation, removal, death, disqualification, or adjudication of legal incompetence or the election and qualification of his or her successor. There are no transactions between the Company and any of the trustees that would be required to be reported under Item 404(a) of Regulation S-K.

Messrs. Callen and Schloss and Ms. Barthmaier will serve on the Audit Committee of the Board and Mr. Callan will serve as the Chairperson of the Audit Committee. The Board has determined that each of Messrs. Callen and Schloss and Ms. Barthmaier meet all applicable requirements to serve on the Company’s Audit Committee, including the rules and regulations of the SEC.

Biographical information for each of the trustees elected is set forth below.

Lauren Hochfelder, 45, is a Managing Director of Morgan Stanley, Co-Chief Executive Officer of MSREI and Head of MSREI Americas. Prior to her role as Co-Chief Executive Officer of MSREI, Ms. Hochfelder served as Deputy Chief Investment Officer of MSREI from 2019 until her Co-Chief Executive Officer appointment, and has served as Head of MSREI Americas since 2016. Ms. Hochfelder joined MSREI in 2000 and has been focused on investing on behalf of MSREI’s global value-add / opportunistic and regional core funds since then. She has over 23 years of investing experience. Ms. Hochfelder graduated magna cum laude and with distinction from Yale University with a B.A. in Ethics, Politics & Economics.

Craig R. Callen, 69, has served on the board of directors of Omega Healthcare Investors, Inc. (NYSE: OHI) since 2013 and currently serves as Chairman of the Board of Directors of OHI and its Investment Committee and is a member of its Nominating & Governance and Audit Committees. Previously, Mr. Callen served as a director on the board of directors of HMS Holdings Inc. (NASDAQ:HMSY) until its sale in April 2021, where he was Chair of the Compensation Committee and the M&A Committee and sat on the Nominating & Governance Committee. Mr. Callen also previously served as a director on the board of directors of Symbion, Inc., a Crestview Partners portfolio company, where he was a Senior Advisor from 2009 until 2016. Crestview is a Private Equity firm with over $10.0 Billion under management. In addition, Mr. Callen served as a director on the boards of Kinetic Concepts, Inc. (NYSE:KCI) and Sunrise Senior Living (NYSE:SRZ).

Mr. Callen previously was Senior Vice President and Member of the Executive Committee and Office of the Chairman at Aetna, and, prior to that, Head of US Health Care Investment Banking at Credit Suisse and Co-Head of Health Care Investment Banking at Donaldson Lufkin & Jenrette.

Mr. Callen has had extensive experience on each of, Nominating & Governance, Audit, Compensation, M&A, Technology, Strategy, Investment and Independent Director’s Committees. As a result of his decades of experience working directly with and on corporate boards, he is acknowledged as a seasoned and constructive addition to complex problem solving in the boardroom. His professional career and board service experience with payers, providers, devices, HCIT, senior care, biologics and REITs, contributes to his informed perspective. He is a graduate of the Harvard Business School and of Boston University. Mr. Callen currently serves in leadership positions as a Director or Trustee of multiple not for profit organizations.

Kathleen (Katie) Barthmaier, 43, is a proven leader with twenty years of real estate investment, credit assessment and underwriting experience, primarily focused on sale leaseback and build to suit transactions. She expertly blends an entrepreneurial mindset with deliberate investment fundamentals to drive growth and manage risk. Katie is currently a Private Investor and Advisor working with various companies on corporate strategic development and implementation. She was a Founder and the former CEO of GreenAcreage Real Estate Corp. (now NewLake Capital Partners Inc., OTCMKTS: NLCP), a REIT serving the cannabis industry. Katie directly raised $141 million for GreenAcreage, fully invested it in under a year to create a diversified, best-in-class portfolio and architected the growth strategy for the company. Prior to GreenAcreage, Katie was a Managing Director of Investments at W. P. Carey Inc. (NYSE: WPC), one of the leading and largest net lease REITs in the country, where she acquired over $2 billion in properties. Katie graduated magna cum laude from the Wharton School at the University of Pennsylvania and was a Fulbright Scholar in Mexico City.

Lawrence Schloss, 70, has served as a Senior Advisor at Marathon Asset Management, L.P. since 2018 and independent trustee of Ares Private Markets Fund since 2023. Since 1990, Mr. Schloss has served as on the board of directors of the New York Police & Fire Widows' and Children’s Benefit Fund and currently serves as the Vice Chairman of the Board of Directors. Since 2015, Mr. Schloss has served on the board of directors of Girls Who Invest and, from 2007 to 2022, served as a member of the Board of Trustees of Tulane University.

Previously, he was the President of Angelo, Gordon & Co., L.P., a $26 billion alternative asset investment manager, from November 2013 to March 2016. Before joining Angelo, Gordon & Co., L.P., from 2010 to 2013, Mr. Schloss was the New York City Deputy Comptroller for Asset Management and Chief Investment Officer for the $145 billion New York City Retirement Systems. As a representative of the New York City Comptroller, he was appointed a trustee of The Teachers' Retirement System of the City of New York, The New York City Employees’ Retirement System, New York City Police Pension Fund and New York City Fire Pension Fund. Previously, from 2004 to 2010, he was Chief Executive Officer and co-founder of Diamond Castle Holdings, a private equity firm. Mr. Schloss was Global Head of Credit Suisse First Boston Private Equity, where he was responsible for $32 billion of alternative assets under management and a member of the Credit Suisse First Boston Executive Board. Mr. Schloss spent 22 years at Donaldson, Lufkin & Jenrette, from 1978 to 2000, rising to Chairman of DLJ Merchant Banking, investing in private equity, real estate, and mezzanine debt on four continents.

Mr. Schloss holds a B.A. degree from Tulane University and an M.B.A. degree from The Wharton School of the University of Pennsylvania.

In connection with the election of such trustees, the Company entered into an indemnification agreement with each of Messrs. Callen and Schloss and Mses. Barthmaier and Hochfelder, effective as of March 29, 2024. The terms of the indemnification agreement are substantially identical to the terms of the indemnification agreements the Company has entered into with each of its other trustees and executive officers. The indemnification agreement requires, among other things, that, subject to certain limitations, the Company will indemnify each of Messrs. Callen and Schloss and Mses. Barthmaier and Hochfelder and advance to such trustee all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. This description of the indemnification agreement is a summary and is qualified in its entirety by the full terms of the Company’s form of indemnification agreement, which was included as Exhibit 10.4 to PEA No. 1 and incorporated herein by reference.

For their service as a trustee, each of Messrs. Callen and Schloss and Ms. Barthmaier will be compensated in accordance with the Compensation Policies (as defined below).

Independent Trustee Compensation

On March 29, 2024, the Board adopted an independent trustee compensation policy (the “Independent Trustee Compensation Policy”) and an independent trustee restricted common share plan (the “Independent Trustee Restricted Common Share Plan” and, together with the Independent Trustee Compensation Policy, the “Compensation Policies”), in each case, effective March 29, 2024. Pursuant to the terms of the Compensation Policies, each of the Company’s non-employee trustees who are not affiliated with the Adviser or Morgan Stanley will be compensated for their service as a trustee with an annual retainer of $100,000, plus an additional annual retainer of $15,000 for the chairperson of the Audit Committee (the “Annual Compensation”). As set forth in the Compensation Policies, 75% of the Annual Compensation is payable in cash in quarterly installments and the remaining 25% of the Annual Compensation will be payable in restricted Class E shares at a price per share equal to the most recently determined net asset value per Class E share as of the date of grant and shall vest one year from the date of grant. In addition, on March 29, 2024, the Board approved initial grants of restricted Class E shares as set forth in the Compensation Policies, which will be issued on the third business day following the initial closing of the Company’s continuous private offering.

The description of each of the Compensation Policies is a summary and is qualified in its entirety by the full terms of the Compensation Policies, which are filed as Exhibits 10.6, 10.7 and 10.8 to this Current Report and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on March 29, 2024, the Company executed its Amended and Restated Declaration of Trust (the “Declaration of Trust”), which amended and restated the Company’s Declaration of Trust, dated February 6, 2023.

In connection with the execution of the Declaration of Trust, effective on March 29, 2024, the Company adopted its Bylaws.

Descriptions of the Declaration of Trust and Bylaws were included under “Item 5. Trustees and Executive Officers—Corporate Governance,” “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares” and “Item 12. Indemnification of Trustees and Officers—Declaration of Trust” of PEA No. 1. Such descriptions are incorporated by reference herein.

The foregoing description of each of the Declaration of Trust and Bylaws is qualified in its entirety by reference to the full text of the Declaration of Trust and Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Current Report and incorporated herein by reference.

Item 8.01.	Other Events.

Share Repurchase Plan and Distribution Reinvestment Plan

On March 29, 2024, the Board adopted a share repurchase plan (the “Share Repurchase Plan”), pursuant to which shareholders may request on a quarterly basis that the Company repurchase all or any portion of their common shares, subject to certain limitations as set forth therein. The aggregate NAV of total repurchases of Class T shares, Class F-T shares, Class S shares, Class F-S shares, Class D shares, Class F-D shares, Class I shares, Class F-I shares and Class E shares (including repurchases at certain non-U.S. investor access funds primarily created to hold the Company’s shares) under its share repurchase plan is limited to no more than 5% of the Company’s aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months).

In addition, on March 29, 2024, the Board adopted a distribution reinvestment plan (the “DRP”), whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash.

The foregoing description of each of the Share Repurchase Plan and DRP does not purport to be complete and is qualified in its entirety by reference to the Share Repurchase Plan and the DRP, which are filed as Exhibits 4.1 and 4.2 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust of North Haven Net REIT, dated March 29, 2024
3.2	Bylaws of North Haven Net REIT, dated March 29, 2024
4.1	Share Repurchase Plan
4.2	Distribution Reinvestment Plan
10.1	Advisory Agreement, dated April 1, 2024, by and among North Haven Net REIT, NH Net REIT Operating Partnership, LP and MSREF Real Estate Advisor, Inc.
10.2	Amended and Restated Limited Partnership Agreement of NH Net REIT Operating Partnership, LP, dated April 1, 2024, by and among North Haven Net REIT, as the general partner, Net REIT Special Limited Partner LP, and the other limited partners party thereto from time to time
10.3	Subscription Agreement in connection with the Morgan Stanley Equity Investment, dated April 1, 2024, by and among North Haven Net REIT, NH Net REIT Operating Partnership, LP, and MSREI Holding, Inc.
10.4	Subscription Agreement in connection with the Morgan Stanley Equity Investment, dated April 1, 2024, by and among North Haven Net REIT, NH Net REIT Operating Partnership, LP, and Net REIT Special Limited Partner LP
10.5	Dealer Manager Agreement, dated April 1, 2024, by and between North Haven Net REIT and Morgan Stanley Distribution, Inc.
10.6	Independent Trustee Compensation Policy
10.7	Independent Trustee Restricted Common Share Plan
10.8	Form of Restricted Common Share Award Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH HAVE NET REIT

Date: April 4, 2024
	By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Chief Financial Officer and Head of Capital Markets